UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Third Amendment to Employment Agreement with John Heller

On June 7, 2023, Goodness Growth Holdings, Inc. (the “Company”) entered into the Third Amendment to Employment Agreement by and among the Company, Vireo Health, Inc. (“Vireo”), a wholly owned subsidiary of the Company, and John Heller (the “Heller Third Amendment”), the Company’s former Chief Financial Officer who separated from the Company on September 29, 2023. The Heller Third Amendment modified the Employment Agreement among the parties first dated December 1, 2020 and as subsequently amended on February 2, 2022 and December 14, 2022. The Heller Third Amendment amended the Employment Agreement between the parties to provide Mr. Heller with stock option grants.

Under the terms of the Heller Third Amendment, the first grant of stock options (the “Heller First Option”) provided Mr. Heller a grant to the right to purchase 1,314,941 subordinate voting shares of the Company (the “Shares”) at an exercise price equal to the volume weighted-average closing price of like Shares on the Canadian Securities Exchange (the “CSE”) for the two trading days immediately preceding the grant date of June 7, 2023 (the “Grant Date”). The Heller First Option has a ten-year term. The Heller First Option immediately vested upon grant as to 821,838 Shares. Options as to 82,184 Shares of the Heller First Option vested on June 30, 2023, and options as to 82,184 Shares vest on the last day of each calendar quarter thereafter, until the Heller First Option is fully vested, on September 30, 2024. In addition, the Heller Third Amendment also provided Mr. Heller a second grant of stock options (the “Heller Second Option”) to purchase 287,888 Shares of the Company at an exercise price equal to the volume weighted-average closing price of like Shares on the CSE for the two trading days immediately preceding the Grant Date. The Heller Second Option has a ten-year term. The Heller Second Option immediately vested upon grant as to 71,972 Shares. Options as to 17,993 Shares of the Heller Second Option vested on June 30, 2023, and options as to 17,933 Shares vest on the last day of each calendar quarter thereafter, until the Heller Second Option is fully vested, on March 31, 2026.

The foregoing description of the Heller Third Amendment is qualified in its entirety by reference to the Heller Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and John Heller, dated June 7, 2023
10.2	Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and J. Michael Schroeder, dated December 1, 2020
10.3	Amendment to Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and J. Michael Schroeder, dated February 2, 2022
10.4	Third Amendment to Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and J. Michael Schroeder, dated June 7, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.
(Registrant)

By:	/s/ J. Michael Schroeder
J. Michael Schroeder
General Counsel and Corporate Secretary

Date: December 12, 2023